Exhibit 10.1

FIRST AMENDMENT TO

CONSULTING AGREEMENT

BY AND BETWEEN

CURIS, INC.

AND

JOSEPH M. DAVIE, Ph.D., M.D.

OCTOBER 30, 2006

This First Amendment (“Amendment”), effective as of October 30, 2006 (“Amendment Date”), is made by and between Curis, Inc., having a place of business at 61 Moulton Street, Cambridge, MA 02138 (“Curis”), and Joseph M. Davie, Ph.D., M.D. (“Consultant”). Curis and Consultant may each be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire to make certain changes to the Consulting Agreement entered into between the Parties on June 19, 2006 (“Agreement”) as further specified in this Amendment.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Parties agree as follows:

1. Section 3 of the Agreement is hereby amend to read as follows:

“3. Compensation. In consideration for the services rendered by Consultant to Curis during the term of this Agreement, Curis shall pay Consultant compensation in the amount of Four Thousand dollars ($4,000.00) per day for each day of consulting work, or Five Hundred dollars ($500.00) per hour for portions thereof of consulting work performed on behalf of Curis. Payment of such amounts will be made upon Curis’ approval of a detailed invoice from Consultant. Curis shall reimburse Consultant for reasonable out-of-pocket expenses incurred in the performance of his duties hereunder as requested by Curis upon presentation of reasonably detailed receipts.”

All other terms and conditions of the Agreement shall remain the same.

ACCEPTED AND AGREED BY:

Consultant		Curis, Inc.

Signature:	/s/ Joseph M. Davie	Signature:	/s/ Michael P. Gray
Name:	Joseph M. Davie	Name:	Michael P. Gray
SS#:		Title:	CFO